UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 16, 2017

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On October 16, 2017, Summer Infant, Inc. (the “Company”) and its subsidiaries, Summer Infant (USA), Inc., Summer Infant Canada, Limited and Summer Infant Europe Limited (collectively, the “Summer Entities”), entered into an amendment and waiver (the “Loan Amendment”) to that certain Amended and Restated Loan and Security Agreement, originally dated as of April 21, 2015, among the Summer Entities, Bank of America, N.A., as agent, certain financial institutions party to the agreement from time to time as lenders, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole book runner (as amended on December 10, 2015, May 24, 2016 and February 17, 2017, the “Loan Agreement”).

The parties entered into the Loan Amendment as a result of the bankruptcy filing by Toys “R” Us, Inc. on September 18, 2017.  Under the terms of the Loan Agreement, all rights to payment owing to the Company from Toys “R” Us for goods sold no longer constituted Eligible Accounts (as such term is defined in the Loan Agreement) because of the Toys “R” Us bankruptcy filing, and as a result the aggregate revolver loans under the Loan Agreement exceeded the applicable revolver borrowing base under the Loan Agreement requiring overadvances to be made under the Loan Agreement.

Pursuant to the Loan Amendment, the lenders waived any violations of the Loan Agreement that may have occurred as a result of the overadvances, and certain provisions of the Loan Agreement were amended to provide additional flexibility to the Company in light of the Toys “R” Us bankruptcy filing, including:

•                  an amendment to the definition of EBITDA with respect to payments owed to the Company from Toys “R” Us accounts prior to September 18, 2017 that can be added back to the calculation of EBITDA;

•                  amendments to the definition of Eligible Account in order to (i) increase the amount of eligible accounts owing from Walmart or Amazon and (ii) to permit the Agent, in its discretion, to include Toys R Us accounts as Eligible Accounts;

•                  an amendment to the definition of “Revolver Borrowing Base” to include a temporary overadvance amount to be added into the calculation of the Revolver Borrowing Base; and

•                  amendments to the maximum leverage ratio for the fiscal quarters ending September 30 and December 30, 2017.

The foregoing summary of the Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02.                                        Results of Operations and Financial Condition.

On October 20, 2017, the Company issued a press release regarding the Loan Amendment and the expected impact of the Toys “R” Us bankruptcy on the Company’s financial performance in the third quarter of 2017.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit
Number	Description

10.1

Fourth Amendment and Waiver to Amended and Restated Loan and Security Agreement, dated as of October 16, 2017, among Summer Infant, Inc. and Summer Infant (USA) Inc., as Borrowers, Summer Infant Canada, Limited and Summer Infant Europe Limited, as Guarantors, Certain Financial Institutions as Lenders and Bank of America, N.A as Agent.

99.1	Press release dated October 20, 2017.

EXHIBIT INDEX

Exhibit
Number	Description

10.1

Fourth Amendment and Waiver to Amended and Restated Loan and Security Agreement, dated as of October 16, 2017, among Summer Infant, Inc. and Summer Infant (USA) Inc., as Borrowers, Summer Infant Canada, Limited and Summer Infant Europe Limited, as Guarantors, Certain Financial Institutions as Lenders and Bank of America, N.A as Agent.

99.1	Press release dated October 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: October 20, 2017	By:	/s/ William E. Mote, Jr.
William E. Mote, Jr.
Chief Financial Officer